NEWS RELEASE
Lumen Technologies Reports Solid Second Quarter 2026 Results; Digital Transformation Accelerates

Company advances its enterprise disruption strategy and growth conviction; closes Alkira acquisition to unlock digital revenue opportunity

DENVER, Aug 4, 2026 — Lumen Technologies, Inc. (NYSE: LUMN) today reported second quarter 2026 results demonstrating continued execution against its transformation strategy and progress toward the financial and operational goals outlined at Investor Day. During the quarter, Lumen delivered financial results in line with expectations, continued improving its business revenue mix, advanced simplification initiatives, and strengthened its digital platform strategy for enterprise customers operating in an AI-driven, multi-cloud world.

Among the company’s highlights from the quarter:

•Financial Performance: Delivered solid second quarter results with Strategic revenue increasing to approximately 53% of total business revenue, up from 51% in the first quarter.

•Operational Execution: Redeployed resources towards higher-growth, higher margin digital opportunities by rationalizing the product portfolio. Continue to deliver on Modernization and Simplification; further reducing internal systems complexity.

•Growth Pivot: On track towards full year guidance and long-term framework from Investor Day. Adoption of digital networking services is high, with more than 3,000 NaaS customers today and quarter-over-quarter growth across key usage metrics: new customer adoption up 22%, active ports up 34%, and active services up 29%.

•Alkira Acquisition: Closed the acquisition of Alkira, extending Lumen’s digital capabilities and helping enterprises connect clouds, sites, partners, and AI workloads more quickly and easily.

“Lumen is putting innovation back where it belongs - inside the network itself," said Lumen CEO Kate Johnson. "By embedding digital intelligence directly into the physical network layer, we’re delivering higher-impact business outcomes instead of competing on price alone. That’s a fundamentally different value proposition in enterprise networking, and a new chapter for Lumen customers and investors."

“Our second quarter results reflect continued execution against our financial objectives and ongoing momentum in the business. Strategic revenue increased to 53% of total business revenue, up from 51% in the first quarter, as customers increasingly adopt our digital networking solutions,” said Lumen President and CFO Chris Stansbury.

Second Quarter 2026 Highlights

•Reported revenues of $2.805 billion for the second quarter 2026
•Reported Net Cash Provided by Operating Activities of $971 million for the second quarter 2026 compared to Net Cash Provided by Operating Activities of $570 million for the second quarter 2025
•Generated Free Cash Flow1 of $327 million for the second quarter 2026, excluding cash paid for Special Items1 of $258 million, compared to Free Cash Flow1 of $(209) million for the second quarter 2025, excluding cash paid for Special Items1 of $112 million
•Reported Net Loss of $(201) million for the second quarter 2026, compared to Net Loss of $(915) million for the second quarter 2025
•Reported diluted loss per share of $(0.20) for the second quarter 2026, compared to diluted loss per share of $(0.92) for the second quarter 2025. Excluding Special Items1, diluted loss per share was $(0.07) for the second quarter 2026, compared to $(0.03) diluted loss per share for the second quarter 2025
•Generated Adjusted EBITDA1 of $802 million for the second quarter 2026, compared to $877 million for the second quarter 2025, excluding the effects of Special Items1 of $204 million and $152 million, respectively
1 Represents a non-GAAP financial measure as later defined below under "Non-GAAP Financial Measures".

Financial Results

Metric, as reported	Second Quarter
($ in millions, except per share data)	2026	2025
Large Enterprise	$794	766
Mid-Market Enterprise	435	473
Public Sector	490	483
North America Enterprise Channels	1,719	1,722
Wholesale	653	688
North America Business Revenue	2,372	2,410
International and Other	72	80
Business Revenue	2,444	2,490
Mass Markets Revenue	361	602
Total Revenue	$2,805	3,092
Cost of Services and Products	1,415	1,624
Selling, General and Administrative Expenses	779	755
Net Loss on Sale of Business	31	—
Stock-based Compensation Expense	18	12
Net Loss	(201)	(915)
Net Loss, Excluding Special Items(1)(2)	(73)	(29)
Adjusted EBITDA(1)	598	725
Adjusted EBITDA, Excluding Special Items(1)(3)	802	877
Net Loss Margin	(7.2)%	(29.6)%
Net Loss Margin, Excluding Special Items(1)(2)	(2.6)%	(0.9)%
Adjusted EBITDA Margin(1)	21.3%	23.4%
Adjusted EBITDA Margin, Excluding Special Items(1)(3)	28.6%	28.4%
Net Cash Provided by Operating Activities	971	570
Capital Expenditures	902	891
Capital Expenditures, Excluding Special Items(1)(4)	780	824
Unlevered Cash Flow(1)	157	54
Unlevered Cash Flow, Excluding Special Items(1)(5)	415	166
Free Cash Flow(1)(4)	69	(321)
Free Cash Flow, Excluding Special Items(1)(5)	327	(209)
Net Loss per Common Share - Diluted	$(0.20)	$(0.92)
Net Loss per Common Share - Diluted, Excluding Special Items(1)(2)	$(0.07)	$(0.03)
Weighted Average Shares Outstanding (in millions) - Diluted	1,004.1	994.5
(1) See "Non-GAAP Financial Measures" at the end of this release for definitions of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(2) Excludes Special Items (net of the income tax effect thereof) in the amounts of $128 million and $886 million for the second quarter of 2026 and 2025, respectively.
(3) Excludes Special Items in the amounts of $204 million and $152 million for the second quarter of 2026 and 2025, respectively.
(4) Excludes Special Items in the amounts of $122 million and $67 million for the second quarter of 2026 and 2025, respectively.
(5) Excludes Special Items in the amounts of $258 million and $112 million for the second quarter of 2026 and 2025, respectively.

Revenue	Second Quarter	First Quarter	QoQ Percent	Second Quarter	YoY Percent
($ in millions)	2026	2026	Change	2025	Change
Revenue By Sales Channel
Large Enterprise	$794	778	2%	766	4%
Mid-Market Enterprise	435	439	(1)%	473	(8)%
Public Sector	490	506	(3)%	483	1%
North America Enterprise Channels	1,719	1,723	—%	1,722	—%
Wholesale	653	648	1%	688	(5)%
North America Business Revenue	2,372	2,371	—%	2,410	(2)%
International and Other	72	73	(1)%	80	(10)%
Business Revenue	2,444	2,444	—%	2,490	(2)%
Mass Markets Revenue	361	455	(21)%	602	(40)%
Total Revenue	$2,805	2,899	(3)%	3,092	(9)%
Business Revenue by Product Category
Strategic	$1,289	1,246	3%	1,130	14%
Legacy	1,155	1,198	(4)%	1,360	(15)%
Business Revenue	$2,444	2,444	—%	2,490	(2)%

Revenue
Total Revenue was $2.805 billion for the second quarter 2026, compared to $3.092 billion for the second quarter 2025.

Cash Flow
Net Cash Provided by Operating Activities was $971 million in the second quarter 2026, compared to $570 million in the second quarter 2025.

Free Cash Flow, excluding Special Items, was $327 million in the second quarter 2026, compared to $(209) million in the second quarter 2025.

Liquidity
As of Jun. 30, 2026, Lumen had cash and cash equivalents of $1.876 billion.

2026 Financial Outlook
The Company reiterated its full-year 2026 financial outlook, which is detailed below:

Metric (1)(2)	Outlook
Adjusted EBITDA excluding Special Items(3)	$3.1 to $3.3 billion
Free Cash Flow excluding Special Items(3)	$1.9 to $2.1 billion
Net Cash Interest	$650 to $750 million
Capital Expenditures excluding Special Items	$3.2 to $3.4 billion
Cash Income Taxes (Refunded)	($350) to ($450) million
Other Metrics(3)	Range
Income tax expense	$45 to $200 million
Total other expense, net	$1.1 to $1.3 billion
Depreciation and amortization expense	$2.6 to $2.8 billion
Stock-based compensation expense	$60 to $80 million
(1) Outlook metrics reflect our expectations as of the date hereof. Actual results may vary and are subject to a number of risks and uncertainties, many of which are beyond our control. See “Forward-Looking Statements.”

(2) Reflects a $400 million refund from recent tax legislation. Excludes the taxes related to the Mass Markets Fiber-to-the-Home divestiture.
(3) Adjusted EBITDA, Free Cash Flow and Capital Expenditures, in each case, excluding Special Items, are non-GAAP financial measures. For definitions of these non-GAAP financial measures and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP measures, see "Non-GAAP Financial Measures" at the end of this release and our Investor Relations website. A reconciliation of these forward-looking non-GAAP financial measures to corresponding GAAP measures cannot be provided without unreasonable effort due to the inherent uncertainty and difficulty of forecasting, with sufficient precision, the timing and amount of certain material non-recurring items that have not yet occurred. Forward-looking non-GAAP financial measures may vary materially from the corresponding GAAP financial measures. For the full year 2026, the Company currently expects certain expenses, which are reconciling items to net loss, to be in the ranges reflected above. Actual results may vary and are subject to a number of risks and uncertainties, many of which are beyond our control. See “Forward-Looking Statements.”

Investor Call
Lumen’s management team will host a conference call at 5:00 p.m. ET today, Aug 4, 2026. The conference call will be streamed live over the Lumen website at ir.lumen.com. Additional information regarding second quarter 2026 results, including the presentation materials, will be available on the Investor Relations website prior to the call. A webcast replay of the call will also be available on our website for one year.

Media Relations Contacts:	Investor Relations Contact:
Anita Gomes	Jim Breen, CFA
anita.gomes@lumen.com	investor.relations@lumen.com
+1 858-229-8538	+1 603-404-7003

About Lumen Technologies:
Lumen is unleashing the world's digital potential. We ignite business growth by connecting people, data, and applications – quickly, securely, and effortlessly. As the trusted network for AI, Lumen uses the scale of our network to help companies realize AI's full potential. From metro connectivity to long-haul data transport to our edge cloud, security, managed service, and digital platform capabilities, we meet our customers’ needs today and as they build for tomorrow.

For news and insights visit news.lumen.com, LinkedIn: /lumentechnologies, X: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of Lumen Technologies, Inc.

Forward-Looking Statements
Except for historical and factual information, the matters set forth in this release and our other oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions with respect to the future are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. The forward-looking statements included in this release including without limitation statements regarding our future financial results of operations, cash flows, or financial condition, our modernization efforts and related target cost savings, expectations regarding the timing and amount of tax refunds, our long-term framework and progress toward financial and operational goals outlined at Investor Day; our ability to improve our business revenue mix, grow strategic revenues, increase adoption and usage of our digital networking and Network-as-a-Service offerings, and execute our AI, multi-cloud and digital platform strategies; our ability to realize anticipated benefits from the Alkira acquisition, including enhanced digital networking capabilities for enterprises connecting clouds, sites, partners and AI workloads, our product rationalization, workforce, network infrastructure and IT systems initiatives, including the anticipated timing and amount of related cost savings and capital expenditures; our ability to redeploy resources toward higher-growth digital opportunities; our ability to complete, integrate or realize anticipated benefits from divestitures, transition and separation services, debt transactions, refinancing activities and other strategic transactions; and the assumptions on which they are based are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of risks and uncertainties, many of which are beyond our control. These risks and uncertainties include those described in our Securities and Exchange Commission ("SEC") filings, including those set forth in the Risk Factors section and under the heading "Special Note Regarding Forward-Looking Statements" in our most recently filed Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 to be filed with the SEC, and in our other filings with the SEC. Additional factors or risks that we currently deem immaterial, that are not presently known to us, or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, our assessment of regulatory, technological, industry, competitive, economic, or market conditions as of such date. We may change our intentions, strategies or plans (including our capital allocation plans) at any time and without notice, based upon any changes in such factors or otherwise, and we undertake no obligation to make any public announcement of such changed intentions, except to the extent required by applicable law.

Lumen Technologies, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(UNAUDITED)
($ in millions, except per share amounts; shares in thousands)

	Three months ended June 30,		(Decrease) / Increase	Six months ended June 30,		(Decrease) / Increase
	2026	2025		2026	2025
OPERATING REVENUE	$2,805	3,092	(9)%	5,704	6,274	(9)%
OPERATING EXPENSES
Cost of services and products (exclusive of depreciation and amortization)	1,415	1,624	(13)%	2,850	3,311	(14)%
Selling, general and administrative	779	755	3%	1,573	1,430	10%
Net loss (gain) on sale of business	31	—	nm	(565)	—	nm
Depreciation and amortization	668	688	(3)%	1,332	1,401	(5)%
Goodwill impairment	—	628	nm	—	628	nm
Total operating expenses	2,893	3,695	(22)%	5,190	6,770	(23)%
OPERATING (LOSS) INCOME	(88)	(603)	(85)%	514	(496)	nm
OTHER (EXPENSE) INCOME
Interest expense	(201)	(338)	(41)%	(426)	(685)	(38)%
Net gain (loss) on early retirement of debt	6	(236)	nm	(220)	(271)	(19)%
Other income, net	28	28	—%	54	58	(7)%
Total other expense, net	(167)	(546)	(69)%	(592)	(898)	(34)%
Income tax (benefit) expense	(54)	(234)	(77)%	323	(278)	nm
NET LOSS	$(201)	$(915)	(78)%	$(401)	$(1,116)	(64)%

BASIC LOSS PER SHARE	$(0.20)	(0.92)	(78)%	(0.40)	(1.12)	(64)%
DILUTED LOSS PER SHARE	$(0.20)	(0.92)	(78)%	(0.40)	(1.12)	(64)%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	1,004,104	994,543	1%	1,001,498	992,906	1%
Diluted	1,004,104	994,543	1%	1,001,498	992,906	1%

nm - Percentages greater than 200% and comparisons between positive and negative values are considered not meaningful.

Lumen Technologies, Inc.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2026 AND DECEMBER 31, 2025
(UNAUDITED)
($ in millions)
	June 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,876	1,003
Accounts receivable, less allowance of $45 and $67	1,377	1,314
Assets held for sale	—	4,285
Other	856	1,307
Total current assets	4,109	7,909
Property, plant and equipment, net of accumulated depreciation of $24,377 and $23,744	20,300	19,575
OTHER ASSETS
Other intangible assets, net	4,040	4,463
Other, net	2,333	2,395
Total other assets	6,373	6,858
TOTAL ASSETS	$30,782	34,342
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$56	88
Accounts payable	1,035	1,508
Accrued expenses and other liabilities
Salaries and benefits	654	854
Income and other taxes	755	279
Current operating lease liabilities	289	266
Interest	176	149
Other	299	203
Liabilities held for sale	—	38
Current portion of deferred revenue	999	1,005
Total current liabilities	4,263	4,390
LONG-TERM DEBT	13,150	17,353
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	1,787	2,270
Benefit plan obligations, net	1,932	2,103
Deferred revenue	8,178	6,406
Other	2,960	2,937
Total deferred credits and other liabilities	14,857	13,716
STOCKHOLDERS' DEFICIT
Common stock	19,178	19,185
Accumulated other comprehensive loss	(564)	(601)
Accumulated deficit	(20,102)	(19,701)
Total stockholders' deficit	(1,488)	(1,117)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$30,782	34,342

Lumen Technologies, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(UNAUDITED)
($ in millions)
	Six months ended June 30,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(401)	(1,116)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,332	1,401
Net gain on sale of business	(565)	—
Goodwill impairment	—	628
Deferred income taxes	(484)	(409)
Provision for uncollectible accounts	7	31
Net loss on early retirement of debt	220	271
Stock-based compensation	31	22
Changes in current assets and liabilities, net	423	(50)
Retirement benefits	(130)	(1)
Change in deferred revenue	1,772	718
Changes in other assets and liabilities, net	65	69
Other, net	24	101
Net cash provided by operating activities	2,294	1,665
INVESTING ACTIVITIES
Capital expenditures	(1,845)	(1,682)
Proceeds from sale of business	4,977	—
Proceeds from sale of property, plant and equipment, and other assets	21	31
Other, net	3	9
Net cash provided by (used in) investing activities	3,156	(1,642)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,728	4,261
Payments of long-term debt	(6,253)	(4,284)
Debt issuance and extinguishment costs and related fees	(15)	(308)
Other, net	(37)	(13)
Net cash used in financing activities	(4,577)	(344)
Net increase (decrease) in cash, cash equivalents and restricted cash	873	(321)
Cash, cash equivalents and restricted cash at beginning of period	1,014	1,900
Cash, cash equivalents and restricted cash at end of period	$1,887	1,579

Cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,876	1,568
Restricted cash	11	11
Total	$1,887	1,579

Non-GAAP Financial Measures

In addition to providing key metrics for management to evaluate the Company's performance, the Company believes that the non-GAAP financial measures described below and included in this release and which may be referred to on the conference call discussing the Company's second quarter 2026 financial results assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.

Non-GAAP financial measures are not presented to be replacements or alternatives to the measures prepared in accordance with accounting principles generally accepted in the United States (GAAP), and investors are urged to consider these non-GAAP financial measures in addition to, and not in substitution for, or superior to, financial measures prepared in accordance with GAAP. Lumen may calculate its non-GAAP financial measures differently from similarly titled measures presented by other companies.

Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules and our Investor Relations website.

Special Items. We use the term Special Items to describe items that impacted a period’s statement of operations or cash flows which the Company believes do not relate to the ordinary course of the Company's business and do not reflect the Company's underlying business performance. As described herein, the Company presents certain GAAP and non-GAAP financial measures both including and excluding the effects of Special Items.

The largest components of our Special Items reflected in this release are net gain on sale of business related to the sale of our Mass Markets Fiber-to-the-Home business to AT&T and net losses associated with the early retirement of debt. The other main components of our Special Items include Modernization and Simplification costs, Transaction and Separation costs, and Income from Transition and Separation Services. Modernization and Simplification costs are associated with a multi-year transformation initiative to streamline our network infrastructure, product portfolio, and IT systems, and to modernize our workforce, designed to deliver $1 billion in annualized cost savings on a run-rate basis exiting 2027. Transaction and Separation costs reflect transaction and separation costs associated with the sale of our Mass Markets Fiber-to-the-Home business to AT&T and additional transaction and separation costs associated with supporting transition and separation services of our previous divestitures. Income from Transition and Separation Services includes charges we billed for transitional services and IT professional services provided to the purchasers in connection with our recent divestitures. Other items impacting Adjusted EBITDA and Net Loss include remittance of awards and associated fees related to the voluntary relinquishment of our program awards under the FCC's Rural Digital Opportunity Fund (“RDOF”), and certain charges primarily related to the recognition of losses on disposal of certain operating assets related to our divestitures and certain charges or payments related to litigation‑related expenses arising from specific matters that are not indicative of normal, recurring business activities.

Net Loss Excluding Special Items ($) is defined as Net Loss from the Statements of Operations excluding Special Items impacting Net Loss, which are further described above and detailed in the attached schedules. The Company also presents Diluted Net Loss per Share excluding Special Items, calculated as Net Loss excluding Special Items divided by the weighted average of the diluted number of common shares outstanding in the relevant period.

Net Loss Excluding Special Items (%) is defined as Net Loss excluding Special Items divided by total revenue.

Management believes that Net Loss excluding Special Items, Net Loss Margin excluding Special Items and Diluted Net Loss Per Share excluding Special Items are relevant and useful metrics to provide to investors.

There are material limitations to using these non-GAAP financial measures, including the difficulty associated with comparing companies that use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, by excluding Special Items, these non-GAAP financial measures may exclude items that investors believe are important components of our performance. Such measures should not be considered a substitute for, or superior to, other measures of financial performance reported in accordance with GAAP.

Adjusted EBITDA ($) is defined as Net Loss from the Statements of Operations before Income tax expense (benefit), Total other expense, net (which represents the net impact of interest expense, net loss on early retirement of debt, and other income, net), depreciation and amortization expense, stock-based compensation expense, and goodwill impairment. The Company also presents Adjusted EBITDA excluding Special Items, which are further described above.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue. The Company also presents Adjusted EBITDA Margin excluding Special Items, which are further described above.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin (with and without Special Items) are relevant and useful metrics to provide to investors, as they are an important part of our internal reporting and are key measures used by management to evaluate profitability and operating performance of Lumen and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding Special Items) to compare our performance to that of our competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period our ability to fund capital expenditures and growth, service debt, and determine bonuses. Adjusted EBITDA excludes stock-based compensation expense because of the non-cash nature of this item. Adjusted EBITDA also excludes Total other expense, net (which represents the net impact of interest expense, net loss (gain) on early retirement of debt, and other income, net) and Income tax expense (benefit).

There are material limitations to using Adjusted EBITDA and Adjusted EBITDA Margin (in each case, with and without Special Items) as a financial measure, including the difficulty associated with comparing companies that use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, by excluding the above-listed items, Adjusted EBITDA and Adjusted EBITDA Margin (in each case, with and without Special Items) may exclude items that investors believe are important components of our performance. Adjusted EBITDA and Adjusted EBITDA Margin (either with or without Special Items) should not be considered a substitute for, or superior to, other measures of financial performance reported in accordance with GAAP.

Capital Expenditures excluding Special Items is defined as Capital Expenditures from the Statements of Cash Flows excluding Special Items.

Management believes that Capital Expenditures excluding Special Items is a relevant and useful metric to provide investors.

There are material limitations to using Capital Expenditures excluding Special Items, including the difficulty associated with comparing companies that use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, by excluding Special Items, these non-GAAP financial measures may exclude items that investors believe are important components of our performance. Capital Expenditures excluding Special Items should not be considered a substitute for, or superior to, other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income, all as disclosed in the Statements of Cash Flows. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, because it reflects the operational performance of Lumen and, measured over time, enables management and investors to monitor the underlying business’ growth pattern and ability to generate cash. The Company also presents Unlevered Cash Flow excluding Special Items, which are further described above.

There are material limitations to using Unlevered Cash Flow (with or without Special Items) to measure our cash performance as it excludes certain material items that investors may believe are important components of our cash flows. Comparisons of our Unlevered Cash Flow to that of some of our competitors may be of limited usefulness as other companies may use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable, accounts payable, payroll, and capital expenditures. Unlevered Cash Flow (with or without Special Items) should not be considered a substitute for, or superior to, other measures of liquidity reported in accordance with GAAP.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of our ability to generate cash to service our debt. The Company also presents Free Cash Flow excluding Special Items, which are further described above.

There are material limitations to using Free Cash Flow (with or without Special Items) to measure our performance as it excludes certain material items that investors may believe are important components of our cash flows. Comparisons of our Free Cash Flow to that of some of our competitors may be of limited usefulness as other companies may use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable, accounts payable, payroll and capital expenditures. Free Cash Flow (either with or without Special Items) should not be considered a substitute for, or superior to, other measures of liquidity reported in accordance with GAAP.

Lumen Technologies, Inc.
Non-GAAP Special Items
(UNAUDITED)
($ in millions)
	Actual QTD		Actual YTD
Special Items Impacting Adjusted EBITDA	2Q26	2Q25	2Q26	2Q25
Net loss (gain) on sale of business	$31	—	(565)	—
Transaction and separation costs(1)	48	92	101	108
Modernization and simplification(2)	116	41	222	91
Other(3)	9	19	16	52
Total Special Items impacting Adjusted EBITDA	$204	152	(226)	251
	Actual QTD		Actual YTD
Special Items Impacting Net Loss	2Q26	2Q25	2Q26	2Q25
Net loss (gain) on sale of business	$31	—	(565)	—
Transaction and separation costs(1)	48	92	101	108
Modernization and simplification(2)	116	41	222	91
Other(3)	9	19	16	52
Goodwill impairment	—	628	—	628
Net (gain) loss on early retirement of debt(4)	(6)	236	220	271
Income from transition and separation services(5)	(35)	(39)	(76)	(76)
Total Special Items impacting Net Loss	163	977	(82)	1,074
Income tax effect of Special Items(6)	(35)	(91)	(57)	(116)
Total Special Items impacting Net Loss, net of tax	$128	886	(139)	958
	Actual QTD		Actual YTD
Special Items Impacting Cash Flows	2Q26	2Q25	2Q26	2Q25
Transaction and separation costs(1)	$28	10	112	26
Modernization and simplification(2)(7)	120	57	230	95
Capital expenditures for modernization and simplification(8)	122	67	206	105
Income from transition and separation services(5)	(20)	(27)	(34)	(81)
Other(9)	8	5	21	17
RDOF Relinquishment Payment(10)	—	—	99	—
Total Special Items impacting Cash Flows	$258	112	634	162
(1) Primarily reflects transaction and separation costs associated with (i) the Q1 2026 sale of our Mass Markets Fiber-to-the-Home business to AT&T, (ii) additional transaction and separation costs associated with supporting transition and separation services of our previous divestitures and (iii) the Q2 2025 expense of $49 million for fees related to the relinquishment of our funding received under the FCC's Rural Digital Opportunity Fund.

(2) Includes costs incurred related to network infrastructure, product portfolio, IT systems, and workforce modernization designed to deliver $1 billion annualized in cost savings on a run-rate basis exiting 2027.

(3) Includes primarily the recognition of a loss on disposal of certain operating assets in Q1 2025 related to our divestitures.
(4) Reflects net (gain) loss as a result of cash tender offers and refinancing of certain debt instrument and credit facilities.
(5) Reflects income from transition and separation services and includes charges we billed for transition services and IT professional services provided to the purchasers in connection with our divestitures.

(6) Tax effect calculated using the annualized effective statutory tax rate, excluding any non-recurring discrete items, which was 21.3% for Q2 2026, 25.0% for Q1 2026, and 26.0% for Q1 and Q2 2025.
(7) Includes the related cash payments of expenses captured as described in footnote 2 above.
(8) Includes primarily the related cash payments for capital expenditures incurred under the programs described in footnote 2 above.
(9) Includes primarily payments related to litigation‑related expenses arising from specific matters that are not indicative of normal, recurring business activities.
(10) Reflects the Q1 2026 payment for remittance of awards and associated fees related to the voluntary relinquishment of our RDOF awards. As a result, we will no longer receive funding through the RDOF program.

Lumen Technologies, Inc.
Non-GAAP Cash Flow Reconciliation
(UNAUDITED)
($ in millions)
	Actual QTD		Actual YTD
	2Q26	2Q25	2Q26	2Q25
Net cash provided by operating activities(1)	$971	570	2,294	1,665
Capital expenditures	(902)	(891)	(1,845)	(1,682)
Free Cash Flow(1)	69	(321)	449	(17)
Cash interest paid	122	396	371	676
Interest income	(34)	(21)	(47)	(42)
Unlevered Cash Flow(1)	$157	54	773	617

Free Cash Flow(1)	$69	(321)	449	(17)
Transaction and separation costs(2)	28	10	112	26
Modernization and simplification(2)	120	57	230	95
Capital expenditures for modernization and simplification(2)	122	67	206	105
Income from transition and separation services(2)	(20)	(27)	(34)	(81)
Other(2)	8	5	21	17
RDOF Relinquishment Payment(2)	—	—	99	—
Free Cash Flow excluding Special Items(1)	$327	(209)	1,083	145

Unlevered Cash Flow(1)	$157	54	773	617
Transaction and separation costs(2)	28	10	112	26
Modernization and simplification(2)	120	57	230	95
Capital expenditures for modernization and simplification(2)	122	67	206	105
Income from transition and separation services(2)	(20)	(27)	(34)	(81)
Other(2)	8	5	21	17
RDOF Relinquishments Payment(2)	—	—	99	—
Unlevered Cash Flow excluding Special Items(1)	$415	166	1,407	779

Capital expenditures	$(902)	(891)	$(1,845)	(1,682)
Capital expenditures for modernization and simplification(2)	122	67	206	105
Capital expenditures excluding Special Items	$(780)	(824)	$(1,639)	(1,577)

(1) Includes $729 million of proceeds from the Mass Markets Fiber-to-the-Home divestiture for the allocated fair value associated with contractual credits and commercial agreements that are classified as cash flow from operations and the impact of a $101 million voluntary pension contribution in Q1 2026.

(2) Refer to Non-GAAP Special Items table for details of the Special Items impacting cash flows included above.

Lumen Technologies, Inc.
Adjusted EBITDA and Reconciliation of Non-GAAP Financial Measures
(UNAUDITED)
($ in millions)
	Actual QTD		Actual YTD
	2Q26	2Q25	2Q26	2Q25
Net loss	$(201)	(915)	(401)	(1,116)
Income tax expense (benefit)	(54)	(234)	323	(278)
Total other expense, net	167	546	592	898
Depreciation and amortization expense	668	688	1,332	1,401
Stock-based compensation expense	18	12	31	22
Goodwill impairment	—	628	—	628
Adjusted EBITDA	$598	725	1,877	1,555

Net loss (gain) on sale of business(1)	31	—	(565)	—
Transaction and separation costs(1)	48	92	101	108
Modernization and simplification(1)	116	41	222	91
Other(1)	9	19	16	52
Adjusted EBITDA excluding Special Items	$802	877	1,651	1,806

Net loss	$(201)	(915)	(401)	(1,116)
Net loss (gain) on sale of business(1)	31	—	(565)	—
Transaction and separation costs(1)	48	92	101	108
Modernization and simplification(1)	116	41	222	91
Other(1)	9	19	16	52
Goodwill impairment(1)	—	628	—	628
Net (gain) loss on early retirement of debt(1)	(6)	236	220	271
Income from transition and separation services(1)	(35)	(39)	(76)	(76)
Income tax effect of Special Items(1)	(35)	(91)	(57)	(116)
Net loss excluding Special Items(1)	$(73)	(29)	(540)	(158)

Total revenue	$2,805	3,092	5,704	6,274

Net loss margin	(7.2)%	(29.6)%	(7.0)%	(17.8)%
Net loss margin, excluding special items and income tax effect thereof	(2.6)%	(0.9)%	(9.5)%	(2.5)%
Adjusted EBITDA margin	21.3%	23.4%	32.9%	24.8%
Adjusted EBITDA margin excluding special items	28.6%	28.4%	28.9%	28.8%

Net Loss per Common Share - Diluted	$(0.20)	(0.92)	$(0.40)	(1.12)
Net Loss per Common Share - Diluted, Excluding Special Items(1)	$(0.07)	(0.03)	$(0.54)	(0.16)
Weighted Average Shares Outstanding (in millions) - Diluted	1,004.1	994.5	1,001.5	992.9

(1) Refer to Non-GAAP Special Items table for details of the Special Items included above.